Exhibit 99.1

Cascade Microtech Reports Second Quarter

2011 Results

Second Quarter Revenue of $27.4 Million

Record Quarterly Bookings

BEAVERTON, Ore.—(MARKETWIRE)—August 2, 2011—Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the second quarter ended June 30, 2011.

Financial summary from the second quarter:

•	Revenue in Q2 2011 of $27.4M achieved mid-point of guidance.

•	Growth in Systems, Production Probes and Sockets were offset by the seasonal decrease in Engineering Probes.

•	Gross margin of 38.6%.

•	Gross margins impacted by $0.5M of planned factory consolidation costs.

•	Operating expenses of $12.3M.

•	Research and development expenses were down due to the timing of R&D projects.

•	Increase in selling, general and administrative expenses was primarily attributed to planned restructuring costs associated with vacating leased facilities of $1.4M and other special charges of $0.1M.

•	Loss from operations of $1.7M after $2.0M of restructuring, factory consolidation costs and special charges.

•	Net loss of $2.0M or $0.14 per share for Q2 2011.

•	Book-to-bill ratio of 1.2 on record quarterly bookings.

“In Q2 we experienced record customer order flow and made significant progress towards reducing our overhead structure. We posted stable revenue and record bookings which resulted in a book-to-bill ratio of 1.2. The record bookings in Q2 builds a strong backlog that supports Q3 2011 and beyond,” said Michael Burger, president and CEO of Cascade Microtech. “Our progress towards our published success model included the consolidation of our Engineering Probes and Production Probes factories in Oregon, and the continuation of our Systems factory consolidation to Dresden Germany, where we have achieved a major milestone by shipping our first 300mm Elite system. Also in Q2, we accelerated and completed the implementation of our ERP solution in Dresden. As stated in previous conference calls, these activities created incremental expenses related to restructuring and other special charges in Q2. We anticipate that the majority of the restructuring and other special charges will be completed by the end of Q3 2011. In summary, we are pleased with our progress towards our stated goals.”

Financial outlook

Based on the current backlog, anticipated bookings, and normal seasonality, Cascade Microtech anticipates that Q3 2011 revenues will be in the range of $26.0M to $29.0M.

The company will host a conference call beginning at 2 p.m. PDT (5 p.m. EDT) on Tuesday, August 2, 2011, to discuss its results for the second quarter ended June 30, 2011.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com. A replay will be available after 8 p.m. EDT at this same internet address. (For a telephone replay available after 8 p.m. EDT dial: 888-286-8010, international: 617-801-6888, passcode: 40328373).

Forward-Looking Statements

The statements in this release regarding the Company’s financial outlook as to revenue in the third quarter of 2011 and the comments by Mr. Burger are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; difficulties or unexpected costs or delays in the integration of the operations, employees, products, sales channels, strategies, and technologies of acquired businesses; potential failure of the expected market opportunities to materialize; the potential inability to realize expected benefits and synergies of acquisitions and the potential diversion of management’s attention from our existing business as well as that of acquired businesses; potential adverse effects of acquisitions on relationships with our existing suppliers, customers or partners; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K. In addition such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise electrical and mechanical measurement and test of integrated circuits (ICs) and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge semiconductor production test products include unique probe cards and test sockets that reduce manufacturing costs of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
Revenue	$27,419	$27,845	$23,439	$55,264	$43,398
Cost of sales	16,840	16,617	15,120	33,457	29,693

Gross profit	10,579	11,228	8,319	21,807	13,705

Operating expenses:
Research and development	2,799	3,207	3,041	6,006	6,507
Selling, general and administrative	9,302	7,611	8,073	16,913	17,929
Amortization of purchased intangibles	203	203	200	406	380

Total operating expenses	12,304	11,021	11,314	23,325	24,816

Income (loss) from operations	(1,725)	207	(2,995)	(1,518)	(11,111)

Other income (expense):
Interest income, net	13	19	13	32	45
Other, net	(167)	(17)	542	(184)	454

Total other income (expense)	(154)	2	555	(152)	499

Income (loss) before income taxes	(1,879)	209	(2,440)	(1,670)	(10,612)

Income tax expense (benefit)	145	103	413	248	(359)

Net income (loss)	$(2,024)	$106	$(2,853)	$(1,918)	$(10,253)

Basic net income (loss) per share:	$(0.14)	$0.01	$(0.20)	$(0.13)	$(0.72)
Diluted net income (loss) per share:	$(0.14)	$0.01	$(0.20)	$(0.13)	$(0.72)

Shares used in per share calculations:
Basic	14,611	14,528	14,307	14,571	14,167
Diluted	14,611	14,947	14,307	14,571	14,167

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$13,403	$21,871
Marketable securities	2,909	870
Restricted cash	1,631	1,704
Accounts receivable, net	23,313	19,718
Inventories	22,840	20,764
Prepaid expenses and other	3,080	2,032

Total current assets	67,176	66,959

Long-term investments	3,498	—
Fixed assets, net	10,361	9,973
Purchased intangible assets, net	2,736	3,142
Goodwill	1,089	985
Other assets	3,048	3,486

	$87,908	$84,545

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	6,835	6,384
Deferred revenue	3,566	3,338
Accrued liabilities	7,781	6,293

Total current liabilities	18,182	16,015

Deferred revenue	133	109
Other long-term liabilities	3,290	2,815

Total liabilities	21,605	18,939

Stockholders’ equity:
Common stock	92,071	91,112
Accumulated other comprehensive income (loss)	852	(804)
Accumulated deficit	(26,620)	(24,702)

Total stockholders’ equity	66,303	65,606

	$87,908	$84,545